FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS SECOND QUARTER RESULTS

Quarterly Revenues Increase 39% Contributing to Positive Adjusted EBITDA

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MIAMI, FL, August 12, 2010 — Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS) today announced financial results for the three and six months ended June 30, 2010.

Second quarter 2010 revenues were $47.6 million, a 39% increase from revenues of $34.3 million in the second quarter of 2009. Net loss for the second quarter was $2.2 million, or ($0.01) per diluted share, an improvement from a net loss of $5.2 million, or ($0.03) per diluted share, in the comparable 2009 period. EBITDA, as adjusted, for the three months ended June 30, 2010 was $1.4 million, compared to a loss of $1.2 million for the 2009 period. The second quarter 2010 results included $2.5 million of non-cash charges for depreciation, amortization and compensation expense and $1.0 million of professional services expense, while the second quarter 2009 results included $2.6 million of non-cash charges for depreciation, amortization and compensation expense and $1.3 million of professional services expense.

For the six months ended June 30, 2010, the Company had revenues of $91.6 million, a 35% increase over revenues of $67.6 million for the comparable 2009 period. The Company had a net loss of $6.6 million, or $(0.04) per diluted share, compared to a net loss of $11.4 million, or $(0.07) per diluted share, in the comparable 2009 period. EBITDA, as adjusted, for the six months ended June 30, 2010 was $1.2 million as compared to a loss of $3.3 million in the 2009 period. The results for the six months ended June 30, 2010 included $5.2 million of non-cash charges for depreciation, amortization and compensation expense and $2.1 million of professional services expense, while the comparable 2009 results included $5.5 million of non-cash charges for depreciation, amortization and compensation expense and $3.3 million of professional services expense.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands)	2010	2009	2010	2009
	(unaudited)		(unaudited)
Total revenues	$47,584	$34,325	$91,555	$67,615
Total expenses	49,625	39,165	97,760	78,455
Pre-tax loss	(2,041)	(4,840)	(6,205)	(10,840)
Net loss	(2,229)	(5,158)	(6,632)	(11,399)

EBITDA, as adjusted	$1,409	$(1,212)	$1,205	$(3,260)
Add:
Interest income	13	18	(18)	53
Less:
Interest expense	(936)	(1,050)	(1,892)	(2,178)
Income tax expense	(188)	(318)	(427)	(559)
Depreciation and amortization	(915)	(931)	(1,829)	(1,870)
Non-cash compensation	(1,605)	(1,665)	(3,365)	(3,585)
Clearing firm conversion expense	(7)	-	(306)	-

Net loss	$(2,229)	$(5,158)	$(6,632)	$(11,399)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense and clearing firm conversion expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods due to the significance of non-cash and non-recurring items. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as expenses related to Investacorp’s conversion to a single clearing firm as part of a new seven-year clearing agreement, or do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax (loss) income, net (loss) income and cash flows from operating activities.

At June 30, 2010, shareholders’ equity was $47.8 million, as compared to $37.8 million at December 31, 2009.

“We are pleased to report a significant increase in revenue over the prior-year periods as a result of continued growth in our investment banking business as well as our independent brokerage and advisory services businesses,” said Dr. Phillip Frost, Chairman of Ladenburg. “We are encouraged by our improving performance, including achieving positive adjusted EBITDA, and believe Ladenburg is well positioned in the marketplace. Our over 1,000 financial advisors at Ladenburg, Investacorp and Triad will all benefit from our pending acquisition of Premier Trust, a Nevada-chartered trust company with over $560 million of assets under administration. Additionally, our recent $14 million private placement, led by entities associated with prominent Taiwanese businessman and entrepreneur Dr. Samuel Yin, will benefit Ladenburg as we expand our business in the Greater China region.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, added, “Investment banking activity remains strong despite volatile market conditions, and Ladenburg’s capital markets group remains active. So far in 2010, Ladenburg has underwritten 26 offerings which raised approximately $5 billion and has placed six PIPE offerings which raised approximately $69 million for clients in healthcare, biotechnology and other industries.”

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc. and affiliates, a leading independent broker-dealer and registered investment advisor headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 440 independent financial advisors nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 570 independent financial advisors nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Los Angeles, California; and Princeton, New Jersey. For more information or to sign up to receive timely e-mail news alerts from Ladenburg Thalmann Financial Services, please visit www.ladenburg.com/info.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and performance, statements regarding future growth, statements regarding expected benefits from acquisition, statements regarding international expansion and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, the Company’s quarterly report on Form 10-Q for the period ended June 30, 2010 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Commissions and fees	$38,092	$29,169	$74,520	$55,940
Investment banking	6,302	1,660	10,888	5,673
Asset management	750	452	1,361	907
Principal transactions	(161)	469	130	173
Interest and dividends	137	820	263	1,856
Other income	2,464	1,755	4,393	3,066

Total revenues	$47,584	$34,325	$91,555	$67,615

Expenses:
Commissions and fees	$28,624	$20,625	$55,550	$39,056
Compensation and benefits	10,892	8,988	22,231	18,898
Non-cash compensation	1,605	1,665	3,365	3,585
Brokerage, communication and clearance fees	1,770	1,731	3,354	3,447
Rent and occupancy, net of sublease revenue	863	718	1,739	2,109
Professional services	1,035	1,278	2,147	3,337
Interest	936	1,050	1,892	2,178
Depreciation and amortization	915	931	1,829	1,870
Other	2,985	2,179	5,653	3,975

Total expenses	$49,625	$39,165	$97,760	$78,455

Loss before income taxes	(2,041)	(4,840)	(6,205)	(10,840)
Income tax expense	188	318	427	559

Net loss	$(2,229)	$(5,158)	$(6,632)	$(11,399)

Net loss per common share (basic and diluted).	$(0.01)	$(0.03)	$(0.04)	$(0.07)

Weighted average common shares used in computation of per share data:
Basic	170,744,411	167,318,663	169,326,908	169,510,804

Diluted	170,744,411	167,318,663	169,326,908	169,510,804